Exhibit 99(n)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Financial Statements” in the Prospectus and the incorporation by reference of our report dated February 29, 2016 with respect to the financial statements of FS Global Credit Opportunities Fund included in FS Global Credit Opportunities Fund’s annual report to shareholders for the year ended December 31, 2015 in Post-Effective Amendment No. 6 to the Registration Statement on Form N-2 (File No. 811-22802) of FS Global Credit Opportunities Fund.

Philadelphia, Pennsylvania

April 29, 2016